 As filed with the Securities and Exchange Commission on December 21, 2012.    Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York	14-1626307
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Route 55 Lexington Park,

PO BOX 340

Lagrangeville, New York 12540

(Address of Principal Executive Offices)

COMMAND SECURITY CORPORATION

AMENDED AND RESTATED 2009 OMNIBUS EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Barry I. Regenstein

Route 55 Lexington Park,

PO BOX 340

Lagrangeville, New York 12540

(Name and Address of Agent for Service)

(845) 454-3703

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Arlene K. Lim

Winston & Strawn LLP

35 W. Wacker Dr.

Chicago, IL 60601

(312) 558-5600

(312) 558-5700 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Securities to be	Amount to be	Offering Price Per		Aggregate Offering	Amount of
Registered	Registered (1)	Share		Price	Registration Fee
Common stock, par value $0.0001 per share	2,250,000	$1.66	(2)	$3,735,000	$509.46

(1)	This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) to register 2,250,000 shares of common stock which may be issued under the Command Security Corporation Amended and Restated 2009 Omnibus Equity Incentive Plan (the “Plan”).
(2)	Estimated, in accordance with Rule 457(c) and Rule 457(h)(1), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices reported by the NYSE Amex Stock Exchange on December 18, 2012, which is within five (5) business days prior to the date of this Registration Statement.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We shall send or give to each participant in the Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the SEC, such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Command Security Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed with the SEC on June 28, 2012;

(2)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012, filed with the SEC on August 13, 2012 and November 14, 2012, respectively;

(3)	the Registrant’s Current Reports on Form 8-K, filed with the SEC on September 25, 2012, October 4, 2012 and November 8, 2012; and

(4)	the description of the Registrant’s common stock contained in its Registration Statement on Form 8-A under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), dated June 8, 2007, including any amendment or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K), are not deemed filed with the SEC or are not regarded to be incorporated herein by reference (such incorporated documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

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Item 6.    Indemnification of Directors and Officers.

Section 722 of the New York Business Corporation Law (“NYBCL”) permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Registrant’s certificate of incorporation provides indemnification for the Registrant’s directors and officers to the fullest extent permitted under the NYBCL.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

(a)         Exhibits.

Exhibit Number	Description

4.1	Amended & Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Form 10-K for the fiscal year ended March 31, 1993).

4.2	By-Laws (incorporated by reference to Exhibit 3.3 of the Form 10-K for the fiscal year ended March 31, 1991).

4.3	Amendments to By-Laws (incorporated by reference to Exhibit 3.3 of the Form 10-K/A for the fiscal year ended March 31, 1994).

4.4	Amendments to By-Laws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the SEC on September 21, 2006).

4.5	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Eighth Amendment to the Registration Statement filed on Form S-1, File No. 33-75336).

4.6	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Form 10-K for the fiscal year ended March 31, 2010).

5.1	Opinion of Winston & Strawn LLP (filed herewith).

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this Registration Statement).

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23.2	Consent of D’Arcangelo & Co., LLP (filed herewith).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Command Security Corporation Amended and Restated 2009 Omnibus Equity Incentive Plan (incorporated by reference to Annex A of the definitive proxy statement filed on July 27, 2012).

Item 9. Undertakings.

1.	The undersigned Registrant hereby undertakes:

a.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

b.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d.	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, Command Security Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lagrangeville, State of New York, on this 20th day of December, 2012.

COMMAND SECURITY CORPORATION

By:	/s/ Barry I. Regenstein

Barry I. Regenstein
President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Command Security Corporation hereby severally constitute Craig P. Coy and Barry I. Regenstein and each of them singly our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below this Registration Statement on Form S-8 filed herewith and any and all amendments thereto, and generally do all such things in our name and on our behalf in our capacities as officers and directors to enable Command Security Corporation to comply with the provisions of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them this Registration Statement on Form S-8 and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig P. Coy	Chief Executive Officer and Director	December 20, 2012
Craig P. Coy	(Principal Executive Officer)

/s/ Barry I. Regenstein	President and Chief Financial Officer	December 20, 2012
Barry I. Regenstein	(Principal Financial and Accounting Officer)

/s/ Peter T. Kikis	Chairman of the Board and Director	December 20, 2012
Peter T. Kikis

/s/ James P. Heffernan	Director	December 20, 2012
James P. Heffernan

/s/ Thomas P. Kikis	Director	December 20, 2012
Thomas P. Kikis

/s/ Janet L. Steinmayer	Director	December 20, 2012
Janet L. Steinmayer

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended & Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Form 10-K for the fiscal year ended March 31, 1993).

4.2	By-Laws (incorporated by reference to Exhibit 3.3 of the Form 10-K for the fiscal year ended March 31, 1991).

4.3	Amendments to By-Laws (incorporated by reference to Exhibit 3.3 of the Form 10-K/A for the fiscal year ended March 31, 1994).

4.4	Amendments to By-Laws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the SEC on September 21, 2006).

4.5	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Eighth Amendment to the Registration Statement filed on Form S-1, File No. 33-75336).

4.6	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Form 10-K for the fiscal year ended March 31, 2010).

5.1	Opinion of Winston & Strawn LLP (filed herewith).

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of D’Arcangelo & Co., LLP (filed herewith).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Command Security Corporation Amended and Restated 2009 Omnibus Equity Incentive Plan (incorporated by reference to Annex A of the definitive proxy statement filed on July 27, 2012).

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